Exhibit 16.1

October 8, 2015

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street Northeast

Washington, DC 20549-2000

RE:	KAELAND RESOURCES CORPORATION File No. 000-55043

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated October 8, 2015 of KAELAND RESOURCES CORPORATION (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP